SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):

                              MAY 21, 1997
                              ------------



                               COFFEE PEOPLE, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)



     OREGON                  0-21397                  93-1073218
-----------------------------------------------------------------------

(State or other          (Commission File No.)       (IRS Employer
jurisdiction of                                     Identification No.)
incorporation)



 15100 SW KOLL PARKWAY,  SUITE J,  BEAVERTON,  OREGON   97006
 ---------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:

                        (503) 672-9603
----------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  Coffee People, Inc., an Oregon corporation ("Coffee People"), purchased 15 retail specialty coffee stores located in Phoenix and Tucson Arizona, and a related coffee bean wholesale business, from The Coffee Plantation, Inc., an Arizona corporation ("Coffee Plantation") effective May 21, 1997.

                  The sale occurred pursuant to an Assets Purchase Agreement between Coffee People, Coffee Plantation and The Second Cup Inc., the sole shareholder of Coffee Plantation ("Second Cup"), dated as of April 21, 1997 (the "Assets Purchase Agreement").

                  The purchase price for the assets was approximately $8.65 million, a sum determined by negotiation between the parties. Coffee People paid the full purchase price in cash at closing, except for an immaterial post-closing adjustment payment made in July 1997.

                  The assets acquired include inventory, machinery, fixtures, equipment, leasehold interests in the stores and other operating assets.

                  The foregoing description of the Assets Purchase Agreement is qualified in its entirety by reference to the Assets Purchase Agreement, filed as Exhibit 2.2 to the Form 8-K filed on April 28, 1997.

                  Coffee People financed $6 million of the purchase price with a 5-year term loan from Bank of America NT & SA, upon the terms and conditions set forth in a loan agreement, a copy of which was filed as Exhibit 2.3 to the Form 8-K filed on April 28, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired

               Audited Financial Statements of The Coffee Plantation, Inc. as of, and for the period ended June 29, 1996, together with the report of Price Waterhouse, Chartered Accountants.

               Unaudited Financial Statements of The Coffee Plantation, Inc. as of, and for the thirteen-week period ended April 7, 1997.

         (b) Pro Forma Financial Information

               Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1996.

               Unaudited Pro Forma Condensed Balance Sheet as of March 31, 1997.

               Unaudited Pro Forma Condensed Statement of Operations for the quarter ended March 31, 1997.

               Notes to Unaudited Pro Forma Financial Statements.

         (c) Exhibits

                  2.1 Assets Purchase Agreement, dated April 21, 1997, between Coffee People, Coffee Plantation and Second Cup (omitting all schedules and exhibits).(1)

                  2.2 Amendment No. 1 to Business Loan Agreement, dated April 21, 1997 between Bank of America NT & SA and Coffee People.1

----------------------------
  1. Incorporated by reference to the Company's Report on Form 8-K, as filed on April 28, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   COFFEE PEOPLE, INC.
                                       (Registrant)



Date: August 3, 1997                 By: /s/ Kenneth B. Ross
---------------------                --------------------------
                                        Kenneth B. Ross
                                        Chief Financial Officer

                          The Coffee Plantation, Inc.
              (a wholly-owned subsidiary of The Second Cup, Inc.)




                              FINANCIAL STATEMENTS
                           (in United States dollars)
                        June 29, 1996 and June 24, 1995

August 16, 1996



AUDITORS' REPORT


To the Shareholder of
The Coffee Plantation, Inc.


We have audited the balance sheets of The Coffee Plantation, Inc. as at June 29, 1996 and June 24, 1995 and the statements of operations and retained earnings (deficit) and changes in cash flows for the fiscal years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 29, 1996 and June 24, 1995 and the results of its operations and the changes in its cash flows for the fiscal years then ended in accordance with generally accepted accounting principles in the United States.


/s/ Price Waterhouse
Chartered Accountants

---------------------------------------------------
THE COFFEE PLANTATION, INC.
(a wholly-owned subsidiary of The Second Cup, Inc.)
---------------------------------------------------

BALANCE SHEETS
(in United States dollars)


                                                                                June 29           June 24
                                                                                  1996              1995

                                                                          --------------------------------------


Assets

Cash and cash equivalents                                                    $    1,758,058    $       43,242
Accounts receivable, net of allowance for
    doubtful accounts of $12,294 and $5,294                                          53,704            70,189
Due from affiliated company                                                           7,410                 -
Inventories                                                                         544,136           297,538
Prepaid expenses and other assets                                                   180,602           212,000
Deferred income taxes                                                               217,852                 -

                                                                          --------------------------------------

                                                                                  2,761,762           622,969

Deferred income taxes                                                             1,838,148                 -
Property and equipment, net                                                       4,011,835         3,425,731
Goodwill, net of $144,386 and $82,375 of
    accumulated amortization                                                      2,245,457         2,307,468

                                                                          --------------------------------------

                                                                             $   10,857,202    $    6,356,168

                                                                          ======================================

Liabilities

Current liabilities
    Accounts payable                                                         $      171,282    $      433,940
    Accrued expenses                                                                776,890           230,109

                                                                          --------------------------------------

                                                                                    948,172           664,049

Loans from affiliated company                                                     3,800,000                 -

Deferred income taxes                                                                     -            40,063

                                                                          --------------------------------------

                                                                                  4,748,172           704,112
Shareholder's Equity

Common stock - par value $.001; 1,000 shares authorized,
    189 and 111 shares issued and outstanding                                             1                 1
Paid-in capital                                                                   9,466,745         5,566,745
Retained earnings (deficit)                                                      (3,357,716)           85,310

                                                                          --------------------------------------

                                                                                  6,109,030         5,652,056

                                                                          --------------------------------------

                                                                             $   10,857,202    $    6,356,168

                                                                          ======================================


The accompanying notes are an integral part of these financial statements.

-------------------------------------------------------------------------------
THE COFFEE PLANTATION, INC.
-------------------------------------------------------------------------------


STATEMENTS OF OPERATIONS AND RETAINED
EARNINGS (DEFICIT)
(in United States dollars)


                                                                                    Fiscal year ended
                                                                                June 29           June 24
                                                                                  1996              1995

                                                                          --------------------------------------


Net sales                                                                    $   10,781,666    $    6,705,599

Expenses
    Cost of sales and related occupany                                            5,724,258         3,345,683
    Selling and store                                                             4,760,301         2,319,188
    Administration                                                                1,440,648         1,027,798
    Depreciation and amortization of property and equipment                         675,127           214,501
    Amortization of goodwill                                                         62,011            55,375

                                                                          --------------------------------------

                                                                                 12,662,345         6,962,545

                                                                          --------------------------------------

Loss before the undernoted                                                       (1,880,679)         (256,946)

Provision for store closures                                                     (3,599,500)                -

Interest income (expense)
    Income                                                                           12,158                44
    Expense to an affiliated company                                                (66,094)                -

                                                                          --------------------------------------

                                                                                    (53,936)               44

                                                                          --------------------------------------

Loss before income taxes                                                         (5,534,115)         (256,902)

Benefit from income taxes                                                         2,091,089            96,501

                                                                          --------------------------------------

Loss for the fiscal year                                                         (3,443,026)         (160,401)

Retained earnings, beginning of fiscal year                                          85,310           245,711

                                                                          --------------------------------------

Retained earnings (deficit), end of fiscal year                              $   (3,357,716)   $       85,310

                                                                          ======================================




The accompanying notes are an integral part of these financial statements.

-------------------------------------------------------------------------------
THE COFFEE PLANTATION, INC.
-------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN CASH FLOWS
(in United States dollars)


                                                                                    Fiscal year ended
                                                                                June 29           June 24
                                                                                  1996              1995

                                                                          --------------------------------------

Operating activities
    Loss for the fiscal year                                                 $   (3,443,026)   $     (160,401)
    Adjustments to reconcile loss to net cash provided
        by (used in) operating activities
           Depreciation and amortization                                            737,138           269,876
           Loss on disposal of property and equipment                                85,562                 -
           Provision for store closures                                           3,599,500                 -
           Deferred income taxes                                                 (2,096,063)          (17,161)

Changes in operating assets and liabilities
    Accounts receivable                                                              16,485           (18,158)
    Due from affiliated company                                                      (7,410)                -
    Inventories                                                                    (246,598)          (81,701)
    Prepaid expenses and other assets                                              (122,602)         (161,967)
    Accounts payable                                                               (262,658)          306,248
    Accrued expenses                                                                 24,281            53,221
    Income taxes payable                                                                  -          (106,583)

                                                                          --------------------------------------

                                                                                 (1,715,391)           83,374

Investing activities
    Payment for goodwill                                                                  -          (411,065)
    Purchase of property and equipment                                           (4,318,213)       (2,689,009)
    Proceeds from disposal of property and equipment                                 48,420                 -

                                                                          --------------------------------------

                                                                                 (4,269,793)       (3,100,074)

Financing activities
    Issuance of common stock                                                      3,900,000         3,199,944
    Loans from affiliated company                                                 3,800,000                 -
    Payment to former owners                                                              -          (493,179)

                                                                          --------------------------------------

                                                                                  7,700,000         2,706,765

                                                                          --------------------------------------

Net increase (decrease) in cash and cash equivalents                              1,714,816          (309,935)

Cash and cash equivalents, beginning of fiscal year                                  43,242           353,177

                                                                          --------------------------------------

Cash and cash equivalents, end of fiscal year                                $    1,758,058    $       43,242

                                                                          ======================================


The accompanying notes are an integral part of these financial statements.

-------------------------------------------------------------------------------
THE COFFEE PLANTATION, INC.
-------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
June 29, 1996 and June 24, 1995
(in United States dollars)
--------------------------------------------------------------------------------

1        DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

         THE BUSINESS
         The Coffee Plantation, Inc. (the "company") purchases high-quality whole bean coffees and up to February 17, 1996 roasted its own coffee. On February 18, 1996, the company commenced to have its coffee beans roasted by an affiliated company, Gloria Jean's Inc. The company's sales are primarily derived from the sale of roasted coffee along with a variety of coffee beverages, pastries, and coffee-related accessories and equipment, through company-operated retail stores in Arizona, California and Texas. In addition, the company sells roasted coffee beans to retailers. As of June 29, 1996, the company operated 22 stores.

         FISCAL YEAR-END
         The company's fiscal year ends on the Saturday closest to June 30.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. The carrying amount of the loans from the affiliated company approximates fair value because the interest rate approximates market rates.

         CASH AND CASH EQUIVALENTS
         The company considers all highly liquid instruments with a maturity of three months or less at the time of purchase to be cash equivalents. The concentration of credit associated with cash and cash equivalents is low due to the credit quality of the financial institutions and the liquidity of these financial instruments.

         INVENTORIES
         Inventories are stated at the lower of cost (first-in, first-out) or market. Certain of the company's inventories are subject to significant price fluctuations.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. Depreciation and amortization of property and equipment is provided on the straight-line method over their estimated useful lives as follows:

         Roasting and store equipment,
              furniture, fixtures and other          seven years
         Leasehold improvements                      lesser of 10 years and
                                                     remaining term of lease

-------------------------------------------------------------------------------
THE COFFEE PLANTATION, INC.
-------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS ...continued
June 29, 1996 and June 24, 1995
(in United States dollars)

         STORE PREOPENING EXPENSES
         Costs incurred in connection with start-up and promotion of new store openings are capitalized and amortized over one year from the date of store opening. Preopening occupancy costs for up to a six-month period are amortized over 10 years.

         GOODWILL
         Amortization of goodwill is provided on the straight-line method over a 40-year period. Management's policy is to review the ongoing value of the goodwill on a periodic basis by comparing undiscounted future projected earnings to the carrying value of the goodwill. Any difference would be recorded as an impairment adjustment. Management is of the opinion that there has been no decline in the value assigned to the goodwill.

         ADVERTISING
         Advertising costs are expensed as incurred. For the years ended June 29, 1996 and June 24, 1995, advertising costs were $144,478 and $57,838, respectively.

         INCOME TAXES
         The company computes income taxes using the asset and liability method, as prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the company's assets and liabilities. A valuation allowance is provided against deferred tax assets to the extent that it is more likely than not that the asset will not be realized.

         The results of operations of the company are included in the parent company's consolidated federal income tax returns. For financial reporting purposes, the parent company has allocated the benefit from income taxes to the company as though it were a separate taxpayer.


2        INVENTORIES

         Inventories consist of the following:

                                                                                June 29           June 24
                                                                                  1996              1995

                                                                          --------------------------------------


         Coffee
             Unroasted                                                       $      151,824    $       97,601
             Roasted                                                                240,207            46,544
         Other merchandise held for sale                                             80,342           106,593
             Supplies                                                                71,763            46,800

                                                                          --------------------------------------

                                                                             $      544,136    $      297,538

                                                                          ======================================

-------------------------------------------------------------------------------
THE COFFEE PLANTATION, INC.
-------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS ...continued
June 29, 1996 and June 24, 1995
(in United States dollars)


3        PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                                                                June 29           June 24
                                                                                  1996              1995

                                                                          --------------------------------------

         Leasehold improvements                                              $    4,821,548    $    1,987,479
         Roasting and store equipment                                               248,428           244,751
         Furniture, fixtures and other                                            2,835,632         1,489,947

                                                                          --------------------------------------

                                                                                  7,905,608         3,722,177

         Less: Accumulated depreciation and amortization                         (3,893,773)         (296,446)

                                                                          --------------------------------------

                                                                             $    4,011,835    $    3,425,731

                                                                          ======================================



4        LOANS FROM AFFILIATED COMPANY

         The demand loans bear interest at 8-1/4% per annum. The loans have been classified as long-term since the lender does not intend to demand repayment in the next fiscal year. Interest paid in the current fiscal year was $66,094.


5        PROVISION FOR STORE CLOSURES

         The company plans to close or divest its stores in all states other than Arizona in fiscal 1997 and has made a provision of $3,599,500. The provision for these stores includes a write-down of capital assets in the amount of $2,923,000 to estimated fair value, as well as a write-off of the deferred store opening costs and a provision of $522,500 for estimated lease termination costs. The write-down of capital assets represents a provision for 100% of the net book value of the leasehold improvements and a 50% provision of the net book value of furniture, fixtures and other store equipment. The resultant net book value of furniture, fixtures and other store equipment in the amount of $385,000 represents the estimated fair value of these assets based on management's estimate of similar used equipment. The amount the company will ultimately realize on the disposition of these assets could differ materially from the amount assumed in arriving at the provision noted above.

         These stores, including store administration costs, depreciation and amortization, incurred a loss of approximately $1,280,000 in the current fiscal year.

-------------------------------------------------------------------------------
THE COFFEE PLANTATION, INC.
-------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS ...continued
June 29, 1996 and June 24, 1995
(in United States dollars)


6        INCOME TAXES

         The company's benefits from income taxes comprise the following:

                                                                                June 29           June 24
                                                                                  1996              1995

                                                                          --------------------------------------

         Current provision (benefit)
             Federal                                                         $        4,974    $      (79,340)
         Deferred benefit
             Federal                                                             (1,875,425)           (8,578)
             State                                                                 (220,638)           (8,583)

                                                                          --------------------------------------

                                                                                 (2,096,063)          (17,161)

                                                                          --------------------------------------

                                                                             $   (2,091,089)   $      (96,501)

                                                                          ======================================


         The reconciliation of the statutory federal income tax rates to the company's effective income tax rates is as follows:

                                                                                 June 29          June 24
                                                                                  1996              1995

                                                                            ------------------------------------

         Statutory federal rate                                                     (35.0)%          (35.0)%
         State income taxes                                                          (3.0)            (3.0)
         Provision-to-return adjustment                                               0.2                -
         State valuation allowance                                                     -               0.4

                                                                            ------------------------------------

         Effective combined federal and state rate                                  (37.8)%          (37.6)%

                                                                            ====================================


         The company has net deferred tax assets at June 29, 1996 of $2,056,000. The components of the net deferred tax assets consist primarily of net operating loss carryforwards and temporary differences resulting from certain transactions recognized in different periods for financial reporting and tax purposes. Income taxes recovered during the fiscal year totalled $93,561 (paid in 1995 - $125,781).

-------------------------------------------------------------------------------
THE COFFEE PLANTATION, INC.
-------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS ...continued
June 29, 1996 and June 24, 1995
(in United States dollars)

         Significant components of the company's stand-alone deferred income tax assets and liabilities are as follows:

                                                                                June 29           June 24
                                                                                  1996              1995

                                                                          --------------------------------------

         Deferred tax assets
             Property and equipment                                           $      951,105                 -
             Accrual for store closing costs                                         198,550                 -
             Net operating loss carryforwards                                        981,041           134,917
             Other                                                                    31,361            16,894

                                                                          --------------------------------------

                                                                                   2,162,057           151,811

         Deferred tax liabilities
             Property and equipment                                                        -           109,561
             Goodwill                                                                 93,998            59,739
             Other                                                                    12,059            11,907

                                                                          --------------------------------------

                                                                                     106,057           181,207

                                                                          --------------------------------------

                                                                                   2,056,000           (29,396)

         Valuation allowance                                                               -           (10,667)

                                                                          --------------------------------------

         Net deferred income tax asset (liability)                            $    2,056,000    $      (40,063)

                                                                          ======================================


         The company has recorded a deferred tax asset of $981,041, reflecting the benefit of approximately $2,600,000 in loss carryforwards, which commence to expire in 2010. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

         The company is contingently and severally liable for assessments of additional tax on the consolidated federal income tax returns of its parent company and its other subsidiary companies.

-------------------------------------------------------------------------------
THE COFFEE PLANTATION, INC.
-------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS ...continued
June 29, 1996 and June 24, 1995
(in United States dollars)

7        COMMITMENTS

         The company leases retail stores, a distribution facility and office space under operating leases expiring through 2005. Most lease agreements contain renewal options at varying terms and rent escalation clauses. Certain leases provide for contingent rentals based upon gross sales.

         Rental expense under these agreements was as follows:

                                                                                 June 29          June 24
                                                                                  1996              1995

                                                                            ------------------------------------

         Minimum rentals                                                        $     855,879    $     358,797
         Contingent rentals                                                           107,774           89,027

                                                                            ------------------------------------

                                                                                $     963,653    $     447,824

                                                                            ====================================


         At June 29, 1996, the future minimum annual rental commitments were as follows:

         Fiscal year ending
              1997                                    $    1,142,260
              1998                                         1,159,287
              1999                                         1,185,744
              2000                                         1,133,286
              2001                                         1,023,986
              Thereafter                                   3,741,430

                                                  --------------------

                                                      $    9,385,993

                                                  ====================


8        OTHER RELATED PARTY INFORMATION

         Effective February 18, 1996, an affiliated company commenced roasting the company's coffee. The company is charged $0.42 per pound roasted on a cost reimbursement basis and the cost totalled $55,640 during the current fiscal year. Effective April 1996, the affiliated company charged the company rent and other office expenses for the use of its facilities which amounted to $16,167 for the current fiscal year.

         During the fiscal year ended June 29, 1996, the company issued to its parent company 78 shares (1995 - 64) of common stock for cash of $3,900,000 (1995 - $3,199,944).

         During the fiscal year ended June 24, 1995, the company paid earn-out amounts of $493,179 to the former owners pursuant to an Asset Purchase Agreement.


9        COMPARATIVE AMOUNTS

         Certain comparative amounts have been reclassified to conform to the current year's presentation.

                                      COFFEE PLANTATION, INC.
                                      -----------------------
                                          BALANCE SHEETS
                                          --------------
                                      (Dollars in thousands)

                                              ASSETS
                                              ------

                                                                 April 5,             March 30,
                                                                   1997                  1996
                                                             -----------------     -----------------
                                                               (Unaudited)           (Unaudited)
Current assets:
    Cash                                                       $          598        $          183
    Accounts receivable
                                                                            3                    91
    Inventories
                                                                          219                   492
    Prepaid expenses
                                                                          237                   676
    Deferred tax assets
                                                                          218                     -
                                                             -----------------     -----------------
        Total current assets                                            1,275                 1,442

Property and equipment, net                                             3,480                 7,325
Goodwill, net                                                           2,198                 2,260
Other assets                                                            1,838
                                                                                                  -
                                                             -----------------     -----------------
        Total assets                                            $       8,791          $     11,027
                                                             =================     =================

                               LIABILITIES AND STOCKHOLDERS' EQUITY
                               ------------------------------------

Current liabilities:
    Accounts payable
                                                                          193                   286
    Accrued liabilities
                                                                          873                   492
    Deferred income taxes
                                                                            -                    40
                                                             -----------------     -----------------
        Total current liabilities                                       1,066
                                                                                                818

Long-term debt to related parties                                       3,800
                                                                                                  -

Stockholders' equity:
    Common stock                                                        9,467                10,912
    Retained deficit                                                  (5,542)                 (703)
                                                             -----------------     -----------------
        Total stockholders' equity                                      3,925                10,209
                                                             -----------------     -----------------
        Total liabilities and stockholders' equity              $       8,791          $     11,027
                                                             =================     =================


                             COFFEE PLANATION, INC.
                             ----------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------
                             (Dollars in Thousands)

                                                                                  Thirteen Weeks Ended
                                                                       -------------------------------------------
                                                                           April 5,                 March 30,
                                                                             1997                      1996
                                                                       ------------------        -----------------
                                                                          (Unaudited)              (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                           $          (131)                        $
                                                                                                            (203)
     Adjustments to reconcile net loss to net cash
       provided by operating activities -
           Depreciation and amortization
                                                                                     122                      216
           Changes in operating assets and liabilities:
               Accounts receivable
                                                                                       1                     (28)
               Inventories
                                                                                      41                     (30)
               Prepaid expenses
                                                                                    (81)                       44
               Accounts payable
                                                                                     183                    (472)
               Accrued liabilities
                                                                                   (234)                       20
                                                                       ------------------        -----------------
                  Net cash provided by operating activities
                                                                                    (99)                    (453)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment, net
                                                                                   (302)                    (582)
                                                                       ------------------        -----------------
           Net cash used in investing activities
                                                                                   (302)                    (582)

                                                                       ------------------        -----------------
DECREASE IN CASH
                                                                                   (401)                  (1,035)

CASH, beginning of period
                                                                                     995                    1,218

                                                                       ------------------        -----------------
CASH, end of period                                                    $             594         $            183
                                                                       ==================        =================

                                        COFFEE PLANTATION, INC.
                                        -----------------------
                                          STATEMENTS OF INCOME
                                          --------------------
                                         (Dollars in thousands)

                                                                           Thirteen Weeks Ended
                                                                   --------------------------------------
                                                                       April 5,            March 30,
                                                                         1997                 1996
                                                                   ------------------   -----------------
                                                                      (Unaudited)         (Unaudited)
Revenues:
   Retail sales                                                       $        2,421       $       2,816
   Wholesale and other
                                                                                   -                 156
                                                                   ------------------   -----------------
      Total revenues                                                           2,421               2,972

Cost of sales and related
   occupancy expenses                                                          1,265               1,571

Store operating expenses                                                                           1,280
                                                                                 929

Depreciation and amortization
                                                                                 124                 202

General and administrative
   expenses
                                                                                 162                 257

                                                                   ------------------   -----------------
      Loss from operations                                                                         (338)
                                                                                (59)

Interest expense
                                                                                (72)                   -

      Loss before benefit for income taxes                                     (131)               (338)

Benefit for income taxes
                                                                                   -                 135
                                                                   ------------------   -----------------

Net loss                                                             $         (131)      $        (203)
                                                                   ==================   =================


                               COFFEE PEOPLE, INC.
                               -------------------


                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                    ----------------------------------------


On May 21, 1997, Coffee People, Inc. (the Company) acquired certain assets from The Coffee Plantation, Inc. a wholly owned subsidiary of Second Cup Ltd. (Plantation), which assets included inventory, certain prepaids, property and equipment for 15 coffeehouse stores (the Acquired Stores), and assumed certain lease obligations for a purchase price of $8,651,000. The purchase price was paid upon closing.

The Company financed the transaction with a $6,000,000 term note payable to a bank in 60 fixed principal plus interest payments beginning June 1, 1997.

The acquisition will be accounted for using the purchase method of accounting, with the assets acquired and liabilities assumed recorded at fair values. The results of operations of the Acquired Stores will be included with those of the Company beginning on the acquisition date.

The accompanying pro forma condensed financial statements illustrate the effects of the acquisition on the Company's financial position and results of operations. The pro forma condensed balance sheet as of March 31, 1997 is based on the historical balance sheet of the Company as of that date and the historical balance sheet of Plantation as of April 5, 1997 and assumes the acquisition took place on March 31, 1997. The pro forma condensed statement of operations for the year ended December 31, 1996 is based on the historical statement of operations of the Company for that period and the historical statement of operations of Plantation for the 53-week period ended January 11, 1997. The pro forma condensed statement of operations assumes the acquisition took place on January 1, 1996.

The pro forma condensed statement of operations for the quarter ended March 31, 1997 is based on the historical results of operations of the Company for the quarter and the historical results of operations of Plantation for the 13-week period ended April 5, 1997. The pro forma condensed statement of operations for the quarter ended March 31, 1997 assumes the acquisition took place on January 1, 1997.

The pro forma condensed financial statements are not intended to be indicative of the financial position or results of operations which actually would have been realized had the acquisition occurred at the times assumed, nor of the future results of operations of the combined entities. The accompanying pro forma condensed financial statements should be read in conjunction with the historical financial statements and notes of the Company and Plantation.

                               COFFEE PEOPLE, INC.
                               -------------------

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                   -------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      ------------------------------------
                                   (Unaudited)
              (Dollars in Thousands, Except Per Share Information)

                                                               COFFEE             COFFEE           PRO FORMA
                                                            PEOPLE, INC.        PLANTATION        ADJUSTMENTS       PRO FORMA
                                                            ------------        ----------        -----------       ---------
NET SALES                                                       $12,281            $11,896        $(2,476) (2)         $21,701

COST OF SALES AND RELATED OCCUPANCY
  COSTS                                                           5,860              5,891         (2,960) (2)           8,791

STORE OPERATING EXPENSES                                          3,873              4,774           (496) (2)           8,151

OTHER OPERATING EXPENSES                                             44                  -              -                   44

DEPRECIATION AND AMORTIZATION                                       530                723           (265) (2)
                                                                                                      292  (3)           1,280

GENERAL AND ADMINISTRATIVE
  EXPENSES (6)                                                    1,868              1,904           (614) (2)           3,158
                                                                -------            -------         ------              -------
          Income (loss) from
            operations                                              106             (1,396)         1,567                  277

INTEREST AND OTHER INCOME (EXPENSE)                                 225                (54)            17  (2)
                                                                                                     (540) (4)            (352)

PROVISION FOR STORE CLOSURE                                           -             (3,599)         3,599  (2)               -
                                                                -------            -------         ------              -------
          Income (loss) before
            (provision) benefit for
            income taxes                                            331             (5,049)         4,643                  (75)

(PROVISION) BENEFIT FOR INCOME TAXES                               (127)             1,907         (2,081) (2)
                                                                                                      330  (5)              29
                                                                -------            -------         ------              -------
          Net income (loss)                                         204             (3,142)         2,892                  (46)

EARNINGS (LOSS) PER SHARE                                        0.09                                                  (0.02)

SHARES USED IN COMPUTING EARNINGS
  PER SHARE                                                   2,349,702                                              2,349,702

     The accompanying notes are an integral part of this proforma financial statement.

                               COFFEE PEOPLE, INC.
                               -------------------

                        PRO FORMA CONDENSED BALANCE SHEET
                        ---------------------------------

                                 MARCH 31, 1997
                                 --------------
                                   (Unaudited)
                             (Dollars in Thousands)


                                     ASSETS
                                     ------

                                                               COFFEE             COFFEE           PRO FORMA
                                                            PEOPLE, INC.        PLANTATION        ADJUSTMENTS       PRO FORMA
                                                            ------------        ----------        -----------       ---------
CURRENT ASSETS:
  Cash and cash equivalents                                     $ 8,400            $   598        $(3,249) (1)         $ 5,749
  Accounts receivable                                                24                  3             (3) (1)              24
  Inventories                                                       258                219             20  (1)             497
  Intercompany accounts receivable                                    -              1,567         (1,567) (1)               -
  Prepaid expenses                                                  188                237           (214) (1)             211
  Income taxes receivable                                           110                  -              -                  110
  Deferred income taxes                                              28                218           (218) (1)              28
  Other current assets                                               65                  -              -                   65
                                                                -------            -------        -------              -------
                                                                  9,073              2,842         (5,231)               6,684

PROPERTY, PLANT AND EQUIPMENT                                     7,340              3,480           (202) (1)
                                                                                                     (941) (1)           9,677

GOODWILL                                                              -              2,198          3,854  (1)           6,052

LONG-TERM DEFERRED INCOME TAXES                                       -              1,838         (1,838) (1)               -

OTHER ASSETS                                                        143                  -              -                  143
                                                                -------            -------        -------              -------
          Total assets                                          $16,556            $10,358        $(4,358)             $22,556
                                                                =======            =======        =======              =======



                               COFFEE PEOPLE, INC.
                               -------------------

                  PRO FORMA CONDENSED BALANCE SHEET (CONTINUED)
                  ---------------------------------------------

                                 MARCH 31, 1997
                                 --------------
                                   (Unaudited)
                             (Dollars in Thousands)

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                               COFFEE             COFFEE           PRO FORMA
                                                            PEOPLE, INC.        PLANTATION        ADJUSTMENTS       PRO FORMA
                                                            ------------        ----------        -----------       ---------
CURRENT LIABILITIES:
  Current portion of long-term debt
    and capital lease obligations                               $   105               $  -        $ 1,200              $ 1,305
  Current portion of long-term debt
    to related parties                                               20                  -              -                   20
  Accounts payable                                                  722                193           (193) (1)             722
  Construction accounts payable                                     371                  -              -                  371
  Accrued liabilities                                               445                873           (873) (1)             445
                                                                -------            -------        -------              -------
          Total current liabilities                               1,663              1,066            134                2,863

DEFERRED TAX LIABILITY                                               86                  -              -                   86

LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATIONS                                                       242                  -          4,800  (1)           5,042

LONG-TERM DEBT TO RELATED PARTIES                                   154              3,800         (3,800) (1)             154

STOCKHOLDERS' EQUITY:
  Common stock                                                   14,496              9,467         (9,467) (1)          14,496
  Stock subscription notes
    receivable                                                     (286)            (3,358)         3,358  (1)            (286)
  Retained earnings                                                 201               (617)           617  (1)             201
                                                                -------            -------        -------              -------
          Total stockholders' equity                             14,411              5,492         (5,492)              14,411
                                                                -------            -------        -------              -------
       Total liabilities and
         stockholders' equity                                   $16,556            $10,358        $(4,358)             $22,556
                                                                =======            =======        =======              =======

     The accompanying notes are an integral part of this proforma balance sheet.

                               COFFEE PEOPLE, INC.
                               -------------------

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                   -------------------------------------------

                      FOR THE QUARTER ENDED MARCH 31, 1997
                      ------------------------------------
                                   (Unaudited)
              (Dollars in Thousands, Except Per Share Information)


                                                             COFFEE            COFFEE           PRO FORMA
                                                          PEOPLE, INC.       PLANTATION        ADJUSTMENTS        PRO FORMA
                                                          ------------       ----------        -----------        ---------
NET SALES                                                      $3,193             $2,421         $(302) (2)           $5,312

COST OF SALES AND RELATED OCCUPANCY
  COSTS                                                         1,559              1,265          (458) (2)            2,366

STORE OPERATING EXPENSES                                        1,134                930           (40) (2)            2,024

DEPRECIATION AND AMORTIZATION                                     203                123           (16) (2)
                                                                                                    81  (3)              391

GENERAL AND ADMINISTRATIVE
  EXPENSES (6)                                                    717                163           (39) (2)              841
                                                               ------             ------         -----                ------
          Income (loss) from
            operations                                           (420)               (60)          170                  (310)

INTEREST AND OTHER INCOME (EXPENSE)                               111                (71)           17  (2)
                                                                                                  (135) (4)              (78)
                                                               ------             ------         -----                ------
          Income (loss) before
            (provision) benefit for
            Income taxes                                         (309)              (131)           52                  (388)

(PROVISION) BENEFIT FOR INCOME
  TAXES                                                           119                  -           (52) (2)
                                                                                                    80  (5)              147
                                                               ------             ------         -----                ------
          Net income (loss)                                      (190)              (131)           80                  (241)

(LOSS) PER SHARE                                              (0.06)                                                 (0.07)

SHARES USED IN COMPUTING EARNINGS
  PER SHARE                                                 3,271,184                                              3,271,184

     The accompanying notes are an integral part of this proforma financial statement.

                               COFFEE PEOPLE, INC.
                               -------------------

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                     ---------------------------------------

                      DECEMBER 31, 1996 AND MARCH 31, 1997
                      ------------------------------------
                                   (Unaudited)
                             (Dollars in Thousands)



1.       Pro forma adjustments to record the purchase of the acquired stores:

         Components of purchase price-
Cash paid for the acquired stores                                                         $ 2,651
Cash from borrowings                                                                        6,000
                                                                                          -------
          Total purchase price                                                            $ 8,651
                                                                                          =======

         Cost in excess of assets acquired-

Purchase price                                                                            $ 8,651
Equity of Plantation                                                                       (5,492)
Elimination of assets and liabilities not acquired or assumed as part of the acquisition:
    Cash                                                                                      598
    Accounts receivable                                                                         3
    Intercompany accounts receivable                                                        1,567
    Prepaid                                                                                   214
    Deferred income taxes                                                                     218
    Property                                                                                  202
    Goodwill                                                                                2,189
    Long-term deferred income taxes                                                         1,838
    Accounts payable                                                                         (193)
    Accrued liabilities                                                                      (873)
    Debt to related parties                                                                (3,800)
                                                                                          -------
          Cost in excess of net assets acquired                                           $ 5,131
                                                                                          =======

         Allocation of cost in excess of assets acquired-
Write-up of inventories                                                                   $    20
 Write-down of property and equipment acquired to fair
  value                                                                                      (941)
Goodwill                                                                                    6,052
                                                                                          -------
                                                                                          $ 5,131
                                                                                          =======

2. Pro forma adjustment to eliminate revenues and expenses of stores not acquired as part of the acquisition.

3.       Pro forma adjustment to adjust depreciation and amortization:

                                                                                  YEAR ENDED               QUARTER ENDED
                                                                               DECEMBER 31, 1996          MARCH 31, 1997
                                                                               -----------------          --------------
          Elimination of depreciation and amortization expense on assets of Acquired Stores
                                                                                       $(458)                  $(107)
          Depreciation and amortization on new cost basis of property and equipment of the Acquired Stores
                                                                                         358                      90
          Amortization on cost in excess of net assets acquired over 15
              years                                                                      392                      98
                                                                                       -----                   -----
                                                                                       $ 292                   $  81
                                                                                       =====                   =====

4. Pro forma adjustment to adjust interest expense to reflect the interest expense related to the debt obtained for the acquisition at prime plus .5% (9.0% at date of acquisition).

5. Pro forma adjustment to adjust tax expense to reflect the income tax effect of the pro forma loss before income taxes, at the Company's effective tax rate.

6. The pro forma general and administrative expenses include a proportional allocation to the 15 Coffee Plantation Stores of the corporate and administrative salaries and related employee benefit costs, and other corporate overhead expenses, which were allocated to all stores operated by The Coffee Plantation, Inc. The Company believes that a substantial portion of such allocated expenses are redundant as a result of its overhead infrastructure and, accordingly, does not believe that pro forma general and administrative expenses are indicative of the actual general and administrative expenses that would have been incurred had the Company owned and operated the Coffee Plantation Stores for the year ended December 31, 1996 and for the quarter ended March 31, 1997.

                                  EXHIBIT INDEX
EXHIBIT NO.                                                                PAGE
-----------                                                                ----

2.1 Assets Purchase Agreement, dated April 21, 1997, between Coffee People, Coffee Plantation and Second Cup, Inc. (omitting all schedules and exhibits).1

2.2 Amendment No. 1 to Business Loan Agreement, dated April 21, 1997 between Bank of America NT & SA and Coffee People.1



--------------------------
     1. Incorporated by reference to the Company's Report on Form 8-K, as filed on April 28,1997.